LEASE TERMINATION AGREEMENT
THIS LEASE TERMINATION AGREEMENT (this "Agreement") is entered into effective as of the 9th day of November, 2023 (the "Effective Date"), by and between JONSSON ATX WAREHOUSE, LLC, a Texas limited liability company ("Landlord"), and PHUNWARE, INC., a Delaware corporation ("Tenant").
W I T N E S S E T H:
A.    Landlord and Tenant heretofore entered into that certain Lease Agreement dated effective as of March 18, 2022 (the "Lease"), whereby Landlord leased unto Tenant, and Tenant leased from Landlord, on and subject to the terms and conditions set forth in the Lease, those certain premises (the "Premises") comprised of approximately 21,830 square feet of space known as Suite A, in the building located at 1990 Steam Way, Round Rock, Texas (the "Building"), as more particularly described in the Lease, reference to which is hereby made for all purposes.
B.    The parties now desire to terminate the Lease effective as of the Cancellation Date (as defined below), which is prior to the scheduled expiration date for the Lease Term, and have agreed to enter into this Agreement in order to evidence the same.
NOW, THEREFORE, for and in consideration of the foregoing, for the cash sum of Ten and No/100 Dollars ($10.00) this day paid in hand from Tenant to Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals; Defined Terms. The above and foregoing recitals are hereby declared by the parties to be true and correct, and they are incorporated herein by this reference. Unless otherwise defined herein, any capitalized terms used but not defined in this Agreement shall have the same meanings ascribed to them in the Lease.
2.    Lease Cancellation. Provided that the Termination Condition (defined below) is satisfied on or prior to the Effective Date, effective as of the date which is the earlier of November 30, 2023 or the occurrence of any of the events described in Paragraph 23(b) of the Lease (the "Cancellation Date"), the Lease is hereby cancelled and terminated and the Lease Term thereby demised brought to an end with the same force and effect as if the Lease Term was, in and by the provisions thereof, fixed to expire on the Cancellation Date and not on the scheduled expiration date originally provided for in the Lease. Accordingly, Landlord and Tenant acknowledge and agree that, effective as of the Cancellation Date (but subject to Paragraph 3 below), Tenant shall be and is hereby relieved and discharged of and from all of its obligations to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses and to pay and perform all of its other obligations and liabilities under the Lease which, but for this Agreement, would have accrued under and pursuant to the Lease from and after (but not before) the Cancellation Date, it being expressly understood and agreed, for the avoidance of doubt, that Tenant shall continue to be liable for the payment to Landlord of all Base Rent and Tenant’s Proportionate Share of Operating Expenses (which Landlord acknowledges have been paid by Tenant through November 30, 2023) and all other amounts due or to become due and owing under the Lease and accruing up to and including (but not beyond) the Cancellation Date in accordance with the terms and provisions of the Lease and this Agreement.
3.    Condition to Effectiveness. The effectiveness of the cancellation and termination of the Lease, as provided for in Paragraph 2 above, is entirely conditioned upon Landlord’s receipt from Tenant in cash of an amount equal to One Hundred Nineteen Thousand Five Hundred Thirty-Nine and 88/100 Dollars ($119,539.88), in good funds, no later than the

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Effective Date (the "Termination Condition"). Notwithstanding the foregoing, in the event the Termination Condition has not occurred by the Effective Date, then, and in such event, Landlord shall have the right and option to terminate this Agreement by giving written notice thereof to Tenant, which notice of termination, if given, shall be effective as of the date which is three (3) business days following the giving thereof, but which notice of termination shall be inoperative and of no force or effect if, within said 3-business-day period, the Termination Condition is satisfied. Landlord agrees to provide written acknowledgment to Tenant, if requested by Tenant, of the date on which Landlord has determined that the Termination Condition has been timely satisfied. Upon any effective termination of this Agreement in accordance with the preceding sentence, this Agreement shall be of no further force or effect, and the Lease shall continue as fully and to the same extent as if this Agreement were never entered into.
4.    Security Deposit. Landlord and Tenant, by their execution hereof, hereby acknowledge that Tenant heretofore deposited with Landlord the cash sum of $77,460.12 (the "Security Deposit"), which, in accordance with the terms of the Lease, Landlord continues to hold. Notwithstanding anything to the contrary in the Lease, as additional consideration for the agreements made by Landlord herein, Tenant hereby surrenders all of its right, title and interest in and to the Security Deposit to Landlord, effective on the Effective Date; and, accordingly, Landlord shall have the right to retain the entirety of the Security Deposit, effective on the Effective Date, without any obligation on the part of Landlord to provide an accounting to Tenant for any deductions therefrom made by Landlord.
5.    Surrendering Possession of Premises. Tenant hereby covenants and agrees that it shall vacate the Premises and tender such space to Landlord no later than the Cancellation Date in the condition prescribed by the Lease, including, without limitation, in accordance with Paragraph 21 thereof and the Move Out Conditions Addendum attached thereto. All items of furniture, equipment or other personal property of Tenant, if any, which are not, in fact, removed from the Premises on or prior to the Cancellation Date shall be deemed to have been abandoned by Tenant, whereupon Landlord may retain any such abandoned items for its own purposes or dispose of any such abandoned items in such manner as Landlord, in its sole and absolute discretion, may determine to be desirable or appropriate, all without liability or reimbursement to Tenant or any other party claiming or purporting to claim an interest therein. For clarity and avoidance of doubt, nothing herein shall be deemed, construed or interpreted as modifying, amending or waiving any of Landlord’s rights and remedies under the Lease in connection with Tenant’s failure to surrender the Premises and remove its property from the Premises in accordance with the terms and provisions of the Lease, including, without limitation, those set forth in Paragraph 21 of the Lease, all of which are hereby expressly reserved by Landlord. Notwithstanding the foregoing, Landlord agrees to determine, and to provide written acknowledgment to Tenant, if requested by Tenant, of the date on which Landlord has determined, that Tenant has surrendered the Premises in accordance with the terms and provisions of the Lease and this Agreement.
6.    Mutual Release. Landlord and (subject to Tenant’s timely satisfaction of each of the terms and conditions of, and the timely performance by Tenant of its duties and obligations under, this Agreement) Tenant, and each of their respective predecessors, successors and assigns, their subsidiaries, parent and affiliated entities, and each of their respective employees, agents, representatives, directors, officers, shareholders and partners, as applicable and as the case may be, are each hereby absolutely, irrevocably, unconditionally, fully and forever RELEASED and FOREVER DISCHARGED of and from their respective duties and obligations to observe and perform the several covenants, conditions and agreements in, under and pursuant to the Lease on their respective parts to be observed and performed, and from any and all claims, actions, causes of action, suits, debts, accounts, covenants, agreements, promises, damages, awards, warranties (express or implied), liabilities, obligations, liens, judgments, losses, obligations, executions, claims, demands, fees, costs and expenses of every kind, nature and character whatsoever, in law

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or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, and sounding in contract or in tort (each, a "Claim" and collectively, the "Claims"), which either party ever had, now has or which they hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, in any way existing or arising from, under, arising out of, attributable to, or resulting from the Lease, the Premises or the Building; provided, however, in no event shall the foregoing provisions release or discharge (or be deemed in any manner to have released and discharged): (a) Tenant from any Claims, of any kind, nature or character, known or unknown, accruing to or for the benefit of Landlord subsequent to the Effective Date and prior to such time as Tenant actually surrenders possession of the Premises to Landlord in accordance with Paragraph 5 above and arising out of (i) the acts or omissions on the part of Tenant, its employees, agents or contractors, in connection with the use or occupancy of the Premises or the Building, or (ii) Tenant’s breach of any obligation, covenant or agreement to be observed or performed by Tenant under the Lease or pursuant to this Agreement, including, without limitation, Tenant’s failure to surrender the Premises in accordance with the terms and provisions of the Lease and this Agreement; (b) either party from any Claims, of any kind, nature or character, known or unknown, accruing to or for the benefit of Landlord or Tenant, and arising in connection with the other party's breach of its representations and warranties made hereunder or in the Lease, regardless of when the same accrues (whether before or after the Effective Date or Cancellation Date); or (c) Tenant from its obligations to indemnify Landlord for matters set forth in the Lease and in this Agreement, regardless of when such obligation accrues (whether before or after the Effective Date or Cancellation Date), all of which expressly survive termination of the Lease. Notwithstanding the immediately preceding sentence, Tenant hereby agrees to defend, indemnify and hold Landlord harmless under Section 18 of the Lease from and against any and all Claims incurred or suffered by Landlord due to Tenant’s failure to timely surrender the Premises to Landlord on or before the Cancellation Date as required pursuant to Paragraph 5 above.
7.    Representations Relating to Lease and Premises. Tenant hereby represents and warrants to Landlord that the following statements are true and correct as of the Effective Date and will be true and correct on the Cancellation Date:
(a)    Tenant owns and holds the entire interest of Tenant under the Lease;
(b)    There currently exist no subleases by Tenant of the Premises or any part thereof, and Tenant shall not hereafter enter into any sublease with respect to the Premises, or any portion thereof;
(c)    Tenant has not heretofore assigned or encumbered its interest under the Lease or any part thereof, and Tenant shall not hereafter assign or encumber its interest under the Lease or any part thereof;
(d)    No contracts for the furnishing of any labor or materials with respect to improvements or alterations to, in or about the Premises have been entered into by Tenant or are outstanding that have not been performed, paid for and fully satisfied, and Tenant shall not hereafter enter into any such contracts; and
(e)    Tenant (i) has not caused or consented to, nor does Tenant have any knowledge that there has occurred, any release or disposal in, on, within or from the Premises of any material referred to as "Hazardous Substance," or any term of similar meaning in the Lease, under applicable state or federal law, or otherwise, and (ii) has removed (or, on or before the Cancellation Date, will remove or cause to be removed) any such materials from the Premises in accordance with applicable law.

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Landlord hereby represents and warrants to Tenant as of the Effective Date and the Cancellation Date that Landlord has not heretofore sold, assigned or transferred its interest under the Lease or any part thereof, except for any assignment or transfer made in connection with Landlord’s financing secured by the Premises.
8.    Confidentiality. The parties agree to keep all of the terms of this Agreement, and all negotiations concerning it, confidential. However, either party may disclose the terms of this Agreement to its agents, lenders, accountants, attorneys, consultants and prospective lenders and proposed transferees, provided that such agents, lenders, accountants, attorneys, consultants and prospective lenders and proposed transferees have a reasonable bona fide need to know and be made aware of such terms, and provided that neither Landlord nor Tenant shall make disclosure of any of the terms of this Agreement to any such person or party unless such person or party is made subject to an obligation to keep and maintain the confidentiality of this Agreement. This confidentiality obligation shall not be applicable to disclosure of the existence or terms of this Agreement or any other information which is required to be disclosed by a party hereto to third parties for such party to be or remain in compliance with applicable securities or other laws or regulations, provided that, prior to making disclosure of the terms of this Agreement, or any of them, to any third party to the extent required by applicable laws or regulations, the party making such disclosure shall give reasonable advance notice of the requirement for such disclosure, describing with reasonable particularity the timeframe within which existence and such disclosure is to be made, to the other party.
9.    Party Representations. Each party hereby represents and warrants to the other party that such party has taken all requisite corporate action necessary in order to both execute and deliver this Agreement and perform its obligations hereunder, that such party has authority to execute and deliver this Agreement without the joinder or consent of any other person or party, such that this Agreement constitutes the legally binding obligation of such party, enforceable against such party in accordance with its terms.
10.    Attorneys’ Fees. In the event either party to this Agreement should bring suit against the other party to enforce any obligations provided for herein, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, associated legal expenses and costs of court in connection with such suit.
11.    Further Assurances. Landlord and Tenant agree that they will, without further consideration, execute and deliver such other instruments or documents, and take such other actions, as may be reasonably requested by one or the other of the parties hereto in order to consummate more effectively the purpose, intent and subject matter of this Agreement.
12.    Brokers. Tenant represents and warrants to Landlord that it has not dealt with any real estate broker, agent or finder in connection with this Agreement who or which will be expected to be compensated for their services in connection with this Agreement. Tenant agrees to defend, indemnify and hold harmless Landlord from and against all liabilities, claims and damages arising from any claim by any broker, agent or finder claiming to have dealt with Tenant in connection with this Agreement.
13.    Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced under and in accordance with, Texas law. Exclusive venue for the resolution of any and all disputes under or with respect to this Agreement shall be in the state district court sitting in Travis County, Texas, and each party hereby waives the right to sue or be sued elsewhere. To the extent permitted by applicable law, each party hereby irrevocably and unconditionally waives all right to trial by jury in any action, suit, proceeding or counterclaim that relates to or arises out of this Agreement or any of the terms and provisions hereof.

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14.    Notices. Any notice to be provided from one party to the other hereunder shall be given in the same manner, and shall be deemed given when specified, as provided for in the Lease; provided, however, Landlord and Tenant hereby agree that, as of the Effective Date, the notice address for Tenant for purposes of the Lease and this Agreement shall be as follows:
Phunware, Inc.
1002 West Avenue
Austin, Texas 78701
Attention: Chief Financial Officer

15.    Time of Essence. Time is of the essence with respect to this Agreement and the performance by the parties of their respective duties and obligations hereunder.
16.    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, Landlord and Tenant, and their respective heirs, legal representatives, successors and permitted assigns.
17.    Entire Agreement. The terms and provisions set forth in this Agreement constitute the entire agreement and understanding between Landlord and Tenant with respect to the specific subject matter addressed herein, and are hereby deemed to supersede all prior agreements and understandings, if any, between the parties concerning the specific subject matter hereof. No subsequent modification or amendment of the terms and provisions of this Agreement shall be effective unless in writing and signed by Landlord and Tenant.
18.    Construction. Descriptive headings used in this Agreement are for convenience only, and are not intended to control or affect the meaning or construction of any provision of this Agreement. Where required for proper interpretation, words used herein in the singular tense shall include the plural, and vice versa; the masculine gender shall include the neuter and the feminine, and vice versa. If any provision of this Agreement is inapplicable or is invalid or unenforceable in contravention of any law, the remaining provisions of this Agreement shall not be affected or impaired by such inapplicability, invalidity or unenforceability, and, in the event of any provision which is invalid or unenforceable, there shall be substituted, in lieu of such invalid or unenforceable provision, a provision which as closely as possible conforms to the invalid or unenforceable provision and which is valid and enforceable. As used in this Agreement, the words "hereof," "herein," "hereunder" and words of similar import shall mean and refer to this entire Agreement, and not to any particular paragraph or subparagraph, unless the context clearly indicates otherwise. This Agreement shall be construed without presumption of any rule requiring construction to be made against the party causing same to be drafted.
19.    Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of the parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this Agreement: (a) the signature pages taken from separate individually executed counterparts of this Agreement may be combined and/or collated to form multiple fully executed counterparts; and (b) a facsimile delivery (i.e., the transmission by any party of his, her or its signature on an original or any copy of this Agreement via telecopy or fax machine or in electronic photostatic format over the internet), or the affixation by a party of its signature hereon through the use of a recognized, reliably secure electronic signature application with an authentication feature (such as DocuSign), shall be deemed to be the delivery by such party of his, her or its original signature hereon. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts, taken together or collectively, as the case may be, shall constitute one and the same agreement.

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[Signature Page Follows]

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[Signature Page to Lease Termination Agreement]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Termination Agreement to be effective, upon and subject to its terms, as of the Effective Date first above written.
LANDLORD:
JONSSON ATX WAREHOUSE, LLC,
a Texas limited liability company
By:    /s/ Robert Jonsson
    Robert Jonsson, Manager

TENANT:
PHUNWARE, INC.,
a Delaware corporation
By:    /s/ Troy Reisner
    Name:
    Title:

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